UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025 (December 30, 2024)

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, Eightco Holdings Inc. (the “Company”) called its annual meeting of stockholders (the “Meeting”) to be held on December 30, 2024. On such date, the Company adjourned the Meeting to December 31, 2024 and again to January 16, 2025 to allow additional time for the Company to solicit votes for the proposals submitted to stockholders for consideration.

On January 16, 2025, the Company held the Meeting. An aggregate of 1,413,150 shares of the Company’s common stock, which represented a quorum of the outstanding common stock entitled to vote as of the record date of December 5, 2024, were represented in person or by proxy at the Meeting.

The Company’s stockholders voted on the following proposals at the Meeting:

(1) Proposal No. 1 — The Redomestication Proposal — a proposal to approve the redomestication of the Company’s jurisdiction of incorporation from Delaware to Nevada. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
608,460	39,040	2,308	763,342

The proposal did not receive the requisite number of votes in favor of such proposal and therefore the redomestication will not be effectuated at this time.

(2) Proposal No. 2 — The Plan Proposal — a proposal to approve the amendment to the Company’s 2022 Long-Term Incentive Plan increasing the total number of shares of the Company’s common stock available under the plan from 356,588 shares to 528,873 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
576,848	66,347	6,613	763,342

(3) Proposal No. 3 — The Fergco Asset Sale Proposal — a proposal to approve the sale of assets of Ferguson Containers, Inc., a wholly-owned subsidiary of the Company (“Fergco”), to an entity affiliated with the current management of Fergco. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
596,017	36,080	17,711	763,342

(4) Proposal No. 4 — The Director Election Proposal — a proposal to elect Frank Jennings and Kevin O’Donnell as Class II members of the Company’s board of directors, to serve until the 2027 annual meeting of stockholders or until the appointment, selection and qualification of their respective successors. The following is a tabulation of the votes with respect to this proposal

Name	For	Authority Withheld	Broker Non-Votes
Frank Jennings	604,351	45,457	763,342

Kevin O’Donnell	606,974	42,834	763,342

Accordingly, each of the directors were re-elected as members of the board of directors.

(5) Proposal No. 5 — The Accountant Ratification Proposal — a proposal to ratify the selection of Stephano Slack LLC as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
1,305,237	88,823	19,090	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2025	EIGHTCO HOLDINGS INC.

	By:	/s/ Paul Vassilakos
Paul Vassilakos
Chief Executive Officer